Exhibit 5.1

McGuireWoods LLP 500 East Pratt Street Suite 1000 Baltimore, MD 21202 Phone: 410.659.4400 Fax: 410.659.4599 www.mcguirewoods.com

May 2, 2024

TechPrecision Corporation

1 Bella Drive

Westminster, Massachusetts 01473

RE: TechPrecision Corporation, a Delaware corporation

Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to TechPrecision Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (“SEC”) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling securityholder described in the Registration Statement under “Selling Securityholder” (the “Selling Securityholder”) of up to 320,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) that were issued pursuant to Section 7.02 of that certain Stock Purchase Agreement, dated November 22, 2023 (the “SPA”), between the Company and the Selling Securityholder following the Selling Securityholder’s termination of the SPA under Section 7.01(f) thereof. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)               the Registration Statement, including the exhibits being filed therewith; and

(b)               the SPA, including the representations and warranties of the parties contained therein.

In addition, we have examined and relied upon the following:

    (i)             (A) true and correct copies of the certificate of incorporation and the bylaws of the Company, each as in effect on the date hereof and as amended, supplemented or modified to date (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the issuance of the Shares by the Company, (2) the execution, delivery and performance of the SPA and (3) the filing of the Registration Statement by the Company;

   (ii)           originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)               Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the SPA; (iii) representations made by the Selling Securityholder in the SPA and (iv) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)               Signatures. The signatures of individuals who have signed the SPA are genuine and authorized.

(c)               Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)               Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the SPA are validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company. All parties to the SPA have the capacity and full power and authority to execute, deliver and perform the SPA, and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who signed the SPA have the legal capacity to execute such SPA.

(e)               Authorization, Execution and Delivery of the SPA. The SPA and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)                Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(g)               No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares as contemplated by the Registration Statement and the SPA. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the SPA.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinion

The opinions set forth above are subject to the following qualifications and limitations:

(a)               Applicable Law. Our opinion is limited to Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP